REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (THIS "AGREEMENT") is made and entered into as of December 10, 1999 BY AND AMONG CASCADE INVESTMENT LLC, A WASHINGTON LIMITED LIABILITY COMPANY (THE "INVESTOR"), and Lynch INTERACTIVE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY").

                                    RECITALS

         A. Investor has agreed to purchase from the Company, and the Company has agreed to sell to the INVESTOR, A $25 MILLION CONVERTIBLE PROMISSORY NOTE (THE "NOTE") pursuant to a Note Purchase Agreement, dated of EVEN DATE HEREWITH BY AND AMONG THE COMPANY AND INVESTOR (THE "PURCHASE AGREEMENT"). The Note is convertible INTO COMMON STOCK ("COMMON STOCK") of the Company on the terms and conditions set forth in the Note.

         B. The Purchase Agreement provides that Investor shall be granted certain information and registration rights, all as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       INFORMATION

         1.1 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities (as defined below) to the public without registration, the Company agrees to use all reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (as defined below), at all times after the date of this Agreement;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (as defined below) (at any time after it has become subject to such reporting requirements); and

                  (c) So long as any person owns all or any portion of the Note or any Registrable Securities, furnish to such holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any such securities without registration.

2.       REGISTRATION RIGHTS.

         2.1 DEFINITIONS. For purposes of this Section 2:

                  (A) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (B) REGISTRABLE SECURITIES. The term "Registrable Securities" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of the Note; and (2) all shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person pursuant to Rule 144 promulgated under the Securities Act or pursuant to a registration statement.

                  (C) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "Registrable Securities then Outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of the Note.

                  (D) FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents fried by the Company with the SEC.

                  (E) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                  (F) SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended.

                  (G) 1934 ACT. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.2      DEMAND REGISTRATION.

                  (A) REQUEST BY HOLDERS. If the Company shall receive at any time after the first anniversary of this Agreement (but not within 12 months of the effective date of another demand registration statement effected by the Company on behalf of any holder of Registrable Securities pursuant to this
Section 2.2, or within six months of the effective date of a registration statement effected on behalf of any holder of Registrable Securities pursuant to
Section 2.4), a written request from any holder of Registrable Securities who holds Registrable Securities in excess of 1% of the then outstanding number of shares of Common Stock (each such PERSON ELIGIBLE TO MAKE A REQUEST, AN "ELIGIBLE HOLDER" AND EACH SUCH PERSON WHO MAKES A REQUEST, A "REQUESTOR") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of SUCH WRITTEN REQUEST, GIVE WRITTEN ACKNOWLEDGMENT OF SUCH REQUEST ("REQUEST ACKNOWLEDGMENT") to each Eligible Holder (if any). If an Eligible Holder desires to include in any such registration statement all or any part of the Registrable Securities then held, the Eligible Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Eligible Holder wishes to include in such registration statement. Eligible Holders who elect to participate in an offering (including but not limited to a Requestor) ARE REFERRED TO COLLECTIVELY AS "SELLING SHAREHOLDERS". The Company shall effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Selling Shareholders request to be registered and included in such registration, subject only to the limitations of this Section 2.2; provided that the Registrable Securities requested by the Requestor(s) to be registered pursuant to such request must either: (i) be at least twenty five percent (25%) of all Registrable Securities then outstanding (but having an anticipated aggregate public offering price of at least $5,000,000) or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000.

                  (B) UNDERWRITING. If a Requestor initiates the registration request under this Section 2.2 and intends to distribute the Registrable Securities covered by its request by means of an underwriting, then the Requestor shall so advise the Company as a part of its request made pursuant to this Section 2.2. In such event, the right of the Selling Shareholders to include their Registrable Securities in such registration shall be conditioned upon each Selling Shareholder's participation in such underwriting and the inclusion of their Registrable Securities in the underwriting to the extent provided herein. If the Requestor proposes to distribute its securities through such underwriting, each Selling Shareholder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and the Requestor. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise the Selling Shareholders, and the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Requestor, and second, to the Selling Shareholders based on the relative proportion of shares of all such Selling Shareholders requested to be so registered, and third, to the Company. If a Selling Shareholder disapproves of the terms of any such underwriting, the Selling Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                  (C) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                  (D) DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to the Selling Shareholders, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at that time and it is therefore essential to defer the filing of a registration statement pursuant to this Section 2.2, then the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Requestor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify each Eligible Holder in writing at least twenty (20) business days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement, to any employee benefit plan or a corporate reorganization, business combination or other rule 145 transaction or to the extent prohibited by an agreement between the Company and other security holders) and will afford each Eligible Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by each Eligible Holder. If an Eligible Holder of Registrable Securities desires to include in any such registration statement all or any part of the Registrable Securities then held, the Eligible Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Eligible Holder wishes to include in such registration statement. If the Eligible Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (A) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise Eligible Holders. In such event, the right of Eligible Holders to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon the Eligible Holder's participation in such underwriting and the inclusion of Eligible Holder's Registrable
Securities in the underwriting to the extent provided herein. Each Selling Shareholder shall, in such event, enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to any other shareholder who has exercised a demand registration right, and third, to all other Selling Shareholders (and any other shareholders with similar rights), based on the relative proportion of shares of all such Selling Shareholders or other shareholders requested to be so registered. If any Selling Shareholder who has elected to participate in the underwritten offering disapproves of the terms of any such underwriting, such Selling Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from a Requestor a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Requestor, then the Company will as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Requestor's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                          (i)       if Form S-3 is not available for such
offering by the Requestor;

                         (ii)       if the  Requestor  proposes  to sell
Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                         (iii) if the Company shall furnish to the Requestor a
certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 180 days after receipt of the request of the Requestor under this Section 2.4;

                         (iv) if the Company  has,  within the twelve (12) month
period preceding the date of

such request, already effected two (2) registrations for the Requestor pursuant to Section 2.2 and Section 2.4; or

                          (v)       in any  particular  jurisdiction  in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or become subject to taxation in any jurisdiction where it would be required to pay taxes solely as a result of such filing.

                  (E) NOT DEMAND REGISTRATION. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

         2.5      OBLIGATIONS OF THE COMPANY.

                  (A) EXPENSES. All expenses incurred in connection with a registration pursuant to Sections 2.2, 2.3 and 2.4 including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable costs and expenses of one counsel for the Selling Shareholders, but in no event shall the aggregate cost of such counsel exceed $10,000 pursuant to this Agreement (but excluding underwriters' and brokers' discounts and commissions), shall be borne by the Company. Each Selling Shareholders shall bear its respective proportionate share (based on the total number of shares sold in such registration) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings.

                  (B) REGISTRATION. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                          (i)       Prepare and file with the SEC a registration
 statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of Requestor, (y) keep a registration statement requested pursuant to
Section 2.2 effective for up to ninety (90) days and (z) keep a registration statement requested pursuant to Section 2.4 effective indefinitely pursuant to SEC Rule 415; provided, however, that the Selling Shareholders shall suspend use of a prospectus contained in any such registration statement immediately upon receipt of notice from the Company that the prospectus does not meet the requirements of the 1933 Act, 1934 Act or applicable regulations. In such event, the Company shall use all reasonable efforts to amend promptly the registration statement to confirm the prospectus to the requirements of the 1933 Act, 1934 Act and applicable regulations, unless the Company delivers a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for an amendment to such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the amendment to the Form S-3 registration statement for a period of not more than 60 days; provided that this deferral mechanism may not be exercised more than once during any twelve month period and the ninety day period referenced in clause (y) above shall be extended one day for each day that the Company elects to defer the filing under this sentence.

                         (ii) Prepare and file with the SEC such  amendments and
supplements to such registration   statement  and  the  prospectus  used  in
connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (iii) Furnish to each Selling  Shareholder or its agents
such number of copies of a prospectus,   including  a  preliminary  prospectus,
in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                         (iv) Use its best  efforts to register  and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or become subject to taxation in any jurisdiction where it would be required to pay taxes solely as a result of such filing.

                          (v) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Selling Shareholder shall also enter into and perform its obligations under such an agreement.

                         (vi) Notify each Selling Shareholder at any time when a
prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (vii) Furnish, at the request of Requestor, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Requestor, addressed to the underwriters, if any, and to the Selling Shareholders (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Requestor, addressed to the underwriters, if any, and to Requestor.

         2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that each Selling Shareholder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

         2.7 DELAY OF REGISTRATION. Neither Requestor nor any Eligible Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (A) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless, each Selling Shareholder, and their respective members, officers, employees and agents, any underwriter (as defined in the Securities Act) for the Selling Shareholders and each person, if any, who controls any Selling Shareholder or underwriter within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                          (i)       any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (ii) the omission or alleged  omission to state therein
a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                        (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any role or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each Selling Shareholder and their respective members, officers, employees and agents, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that (A) the Company will not be liable, in an offering in which the Company did not execute an underwriting agreement or in which there was no underwriter, to any Selling Shareholder under this section with respect to any preliminary prospectus or the final prospectus to the extent that any such loss, liability, claim, damage or expense of such holder results from the fact that a Selling Shareholder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus if the Company has previously and timely furnished copies thereof to such holder; (B) the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), and (C) the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Selling Shareholder, or their respective members, officers, employees and agents, underwriter or controlling person thereof .

         In addition, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section, the Company will reimburse each Selling Shareholder on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the person that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate announced from time to time by Morgan Guaranty Trust Company of New York (or its successor) (the "Prime Rate"). Any such interim reimbursement payments which are not made to a Selling Shareholder or any person entitled to indemnity within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (B) BY EACH SELLING SHAREHOLDER. To the extent permitted by law, each Selling Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Shareholder expressly for use in connection with such registration; and such Selling Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Shareholder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by any Selling Shareholder under this Section 2.8(b) in respect of any Violation shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by such Selling Shareholder in the registered offering out of which such Violation arises. For the avoidance of doubt, this provision shall not impose any indemnity obligation on a Selling Shareholder to the extent that the Violation did not occur in reliance upon and in conformity with written information furnished by such person.

                  (C) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that if the indemnifying party assumes such defense the indemnifying party shall have no further liability for the fees and expenses of counsel paid by the indemnified party, except that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                  (D)  CONTRIBUTION.  If the  indemnification  provided  in this section 2.8 is unavailable or insufficient to hold harmless an indemnified party under Section 2.8(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Shareholders on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total net proceeds received by the Selling Shareholder(s). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or written information supplied by a Selling Shareholder, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. Notwithstanding the provisions of this section, a Selling Shareholder shall not be required to contribute any amount in excess of the amount of the total net proceeds (net of commissions) received by such Selling Shareholder from the sale of the securities pursuant to this Agreement exceeds the amount of any damages or expenses that a Selling Shareholder has otherwise been required to pay, or has incurred, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (F) SURVIVAL. The obligations of the Company and Eligible Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

         2.9 "MARKET STAND-OFF" AGREEMENT. Each Eligible Holder hereby agrees that it shall not, if it beneficially owns more than 5% of the common stock of the Company and to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned (other than to donees, family members or affiliates of such Eligible Holder who agree to be similarly bound) for up to seven (7) days preceding the offering and up to ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act with respect to shares of common stock or securities exercisable for or convertible into shares of common stock; provided, however, that all officers and directors of the Company then holding Common Stock of the Company and all persons owning more than five percent (5%) of Common Stock of the Company or securities exercisable for or convertible into more than five percent (5%) of Common Stock of the Company shall be similarly restricted.

         2.10 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (i) any request or requests for registration made by a Requestor on a date more than five (5) years after the date of this Agreement at a time when such Requestor is not an affiliate of the Company; or (ii) any Registrable Securities proposed to be sold by a Requestor in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities then requested to be registered by such Requestor may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

3.       GENERAL PROVISIONS.

         3.1 RIGHT TO DIRECTORSHIP/OBSERVER STATUS. The Investor shall have the right to have a person designated by it nominated to the Board of Directors of Lynch or, at any time Investor chooses, to attend and speak at meetings of the Board of Directors in an observer capacity (but in such case with no voting or other rights). At each meeting of shareholders at which any director of the class to which such director designee is assigned are to be elected during the period such holder continues to hold such principal amount or such shares and at least 10% of the fully diluted or outstanding shares, such designee shall be included in the Board of Directors' slate of nominees for election to the Board of Directors. Notwithstanding the foregoing, Lynch may refuse a request by Investor to designate (or continue to designate) a particular person if the Board of Directors determines that such person is subject to removal for cause or that such person's status as a director or observer would raise significant regulatory or competitive issues. In such case, Investor may designate a substitute person who would not be so disqualified.

         3.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement shall extend to all successive transferees of the Note and Registrable Securities, each of which persons are hereby made third party beneficiaries hereof and may enforce the terms of this Agreement as if such person was a direct party hereto.

                  3.3 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns and third party beneficiaries hereof, any rights or remedies under or by reason of this Agreement.

                  3.4 GOVERNING LAW AND VENUE. Except as noted below, this Agreement shall be governed by and construed in accordance with the laws of the State of Washington. In any court proceeding, Lynch agrees to submit to the jurisdiction of the federal court selected by Investor, and venue of any action concerning this Note shall be in King County, Washington state. In the event that the federal court selected by Investor shall not have jurisdiction, Lynch agrees to submit to the jurisdiction of the Washington state court in King County selected by Investor. Lynch hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of such venue and any claim that any such forum is an inconvenient forum. Nothing in this Section shall impair the right of Investor to bring any action or proceeding against Lynch or its property in the courts of any other county or jurisdiction and Lynch irrevocably submits to the nonexclusive jurisdiction of the appropriate courts (as selected by Investor) of the jurisdiction in which Lynch is organized or any place where any property or any office of Lynch is located. In the event Investor transfers or assigns this Note in whole, but not in part, to a person not an affiliate, then this Note shall be governed by and construed in accordance with the laws of the State of New York and the consent to jurisdiction in the State of Washington stated above is hereby revoked.

                  3.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.6 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         3.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered, certified mail, Federal Express, or other express courier, postage prepaid and addressed to Investor at 2365 Carillon Point, Kirkland, Washington 98033, Attn: Michael Larson, and to Company, at 401 Theodore Fremd Avenue, Rye, NY 10580, Attn:
Robert E. Dolan, or at such other address as any party or Company may designate by giving ten (10) days advance written notice to all other parties.

         3.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

         3.9 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         3.10 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Investor (or, following assignment and transfer of the Note, by those holders owning more than 50% of the principal amount of the Note). Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of Registrable Securities, and Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

         3.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         3.13 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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



         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                 "COMPANY":

                                  LYNCH INTERACTIVE CORPORATION,  a Delaware
                                   corporation

                                  BY
                                         Robert E. Dolan
                                         Chief Financial Officer

                                  "INVESTOR":

                                  CASCADE INVESTMENT LLC, a Washington limited
                                   liability company

                                  BY

                                  Michael Larson, Business Manager